UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 2, 2009

COMMERCE PLANET, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

UTAH	333-34308	87-052057
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 South La Patera Lane, Suite 8 Goleta, California 93117
(Address of Principal Executive Offices)

(805) 964-9126
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2009, Mr. Anthony G. Roth resigned as the President and Chief Executive Officer of Commerce Planet, Inc. (the “Company”), effective immediately, citing that the sale of the Company’s wholly owned subsidiaries Consumer Loyalty Group, LLC and Legacy Media, LLC, as reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2009, was a sale of substantially all of the assets of the Company (a “Change in Control”) that triggered a provision in Mr. Roth’s employment agreement with the Company, dated as of November 5, 2007, which provides that within twelve months following a Change in Control in which Mr. Roth’s employment is modified, such modification shall be deemed a Change in Control termination of the agreement.  In connection with his resignation and due to the occurrence of a Change in Control termination of the employment agreement, Mr. Roth’s agreement with the Company is terminated, effective immediately.  There was no disagreement or dispute between Mr. Roth and the Company which led to his resignation.

In addition, on February 2, 2009 Mr. Jaime Rovelo was terminated as the Company’s Chief Financial Officer, Secretary and Treasurer without cause, due to the fact that the board of directors of the Company elected to suspend all operations of the Company’s business, other than the operations of Iventa, LLC, and to suspend the employment of all of the Company’s employees, as further described in this Current Report under Item 8.01 below. There was no disagreement or dispute between Mr. Rovelo and the Company which led to his termination.  In connection with his termination, Mr. Rovelo’s employment agreement, dated as of January 1, 2008, is terminated, effective immediately.  Under his employment agreement, Mr. Rovelo is entitled to receive severance payments from the Company equal to 100% of his base salary for a period of six months, representing an amount equal to $93,750, in cash or in restricted shares of common stock.  However, Mr. Rovelo has not requested any severance payments as of the date of this Current Report.

Mr. Roth will remain as the sole member of the board of directors of the Company. He will not be compensated for his services as the sole director of the Company.  In addition, Messrs. Roth and Rovelo will continue to serve as advisors to the Company on a consulting basis to resolve certain remaining legal and operating matters of the Company, including, but not limited to, pursuing potential strategic alternatives for the Company’s sole remaining wholly owned subsidiary and operating business, Iventa, LLC.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure set forth in Item 5.02 to this Current Report is incorporated into this item by reference.

Item 8.01 Other Events.

On February 2, 2009, the board of directors of the Company elected to suspend all operations of the Company’s business, other than the operations of Iventa, LLC, the Company’s sole remaining wholly owned subsidiary and operating business.   In connection with the Company’s suspension of operations, the Company has suspended the employment of all of its employees, including the employees of Iventa, LLC. However, Iventa, LLC will continue to operate with some key personnel on a consulting basis.  As instructed by the board of directors, the Company intends to resolve certain remaining legal and operating matters of the Company, including, but not limited to, pursuing potential strategic alternatives for Iventa, LLC.

On February 2, 2009, the Company issued a press release announcing the events described in Items 5.02 and 8.01 of this Current Report on Form 8-K. A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Commerce Planet, Inc. dated as of February 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 4, 2009	COMMERCE PLANET, INC.

		By:	/s/ Tony Roth
		Name:	Tony Roth
		Title:	Chief Executive Officer